Exhibit 99.1

AMERICAN WELL INTERMEDIATE HOLDINGS, LLC
AND SUBSIDIARY

Consolidated Financial Report
December 31, 2024

Exhibit 99.1
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY

Exhibit 99.1
Independent Auditor’s Report

To the Board of Directors and Management
of American Well Intermediate Holdings, LLC and Subsidiary

Opinion
We have audited the consolidated financial statements of American Well Intermediate Holdings LLC and Subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of income, changes in member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued, or, when applicable, one year after the date that the consolidated financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

Exhibit 99.1
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control – related matters that we identified during the audit.

/s/
WEAVER AND TIDWELL, L.L.P.
Midland, Texas
January 12, 2026

Exhibit 99.1
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2024

Assets
Cash	$15,628,580
Accounts receivable, net	19,583,284
Contract assets	836,167
Other receivables	50,480
Employee retention credit receivable	1,065,000
Prepaid expenses and other assets	3,848,715
Total current assets	41,012,226

Property and equipment, net	43,939,336
Operating lease right-of-use assets, net	6,257,722
Finance lease right-of-use assets, net	6,288,632
Goodwill, net	10,861,964
Total assets	$108,359,880

Liabilities and Members' Equity
Accounts payable	$8,515,209
Related-party accounts payable	2,322,388
Accrued expenses	3,593,218
Operating lease liabilities, current portion	531,751
Finance lease liabilities, current portion	3,672,803
Notes payable, current portion	3,048,784
Total current liabilities	21,684,153

Line of credit	5,000,000
Operating lease liability, less current portion	5,733,158
Finance lease liability, less current portion	2,714,467
Notes payable, less current portion	10,173,321
Advance from related party	2,304,785
Total liabilities	47,609,884

Members’ equity	60,749,996
Total members’ equity	60,749,996
Total liabilities and members' equity	108,359,880
The Notes to Consolidated Financial Statements are an integral part of this consolidated statement.

Exhibit 99.1
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2024

Revenues	$169,360,722
Cost of revenues	143,800,767
Gross profit	25,559,955

Operating expenses	10,950,162

Operating income	14,609,793

Other income (expense)
Interest income	159,394
Interest expense	(2,725,833)
Gain (loss) on sale of property and equipment	922,888
Other income (expense)	911,420
Total other expense, net	(732,131)

Income before income taxes	13,877,662
State income tax expense	110,192
Net income	$13,767,470
The Notes to Consolidated Financial Statements are an integral part of this consolidated statement.

Exhibit 99.1
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
YEAR ENDED DECEMBER 31, 2024

Balance, December 31, 2023	55,502,938
Distributions	(8,520,412)
Net income	13,767,470
Balance, December 31, 2024	$60,749,996
The Notes to Consolidated Financial Statements are an integral part of this consolidated statement.

Exhibit 99.1
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2024

Cash Flows from Operating Activities
Net income	$13,767,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,049,518
Amortization of finance leases	2,995,043
Amortization of other intangible asset	125,001
Gain on sale of rental equipment	(922,888)
Provision for credit losses	(66,646)
Right-of-use amortization	2,196,965
Changes in operating assets and liabilities
Accounts receivable	(362,298)
Contract assets	(212,745)
Other receivables	440,637
Prepaid expenses and other assets	(1,948,061)
Accounts payable	3,841,264
Related-party payables	(635,214)
Accrued expenses	165,342
Operating lease liabilities	(2,220,550)
Net cash provided by operating activities	31,212,838

Cash Flows from Investing Activities
Purchases of equipment	(10,332,218)
Proceeds from equipment sold	1,681,089
Net cash used in investing activities	(8,651,129)

Cash Flows from Financing Activities
Proceeds from line of credit	1,750,000
Payments on line of credit	(4,400,000)
Proceeds from notes payable	4,755,600
Repayments of notes payable	(2,853,510)
Payments on contingent considerations	(2,000,000)
Advance from related party	1,529,563
Payments on advance from related party	(792,572)
Payments of finance lease liability	(2,911,915)
Distributions	(8,520,412)
Net cash used in financing activities	(13,443,246)

Net change in cash	9,118,463
Cash, Beginning of Year	6,510,117
Cash, End of Year	$15,628,580

Supplemental Disclosure of Cash Flow Information
Finance lease, right-of-use assets and associated liability	$2,410,848
Cash paid during the year for taxes	$110,192
Cash paid during the year for interest	$2,725,833
The Notes to Consolidated Financial Statements are an integral part of this consolidated statement.

Exhibit 99.1
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Summary of Significant Accounting Policies
Organization and Nature of Operations
American Well Intermediate Holdings, LLC (the Company) was formed on October 1, 2018, as a limited liability company. The Company’s primary business activity is to provide services and rental equipment to oil and gas companies exploring for and producing crude oil and natural gas, primarily in Texas. The Company’s corporate office is located in Midland, Texas.
Principles of Consolidation
The consolidated financial statements and related notes include the accounts of the Company and its wholly owned subsidiary, American Well Services, LLC. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.
Accounting Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to use estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company regularly maintains their cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and do not believe their exposure to such risk is more than nominal.
The Company considers all demand deposits in banks and highly liquid short-term investments with original maturities of three months or less at the time of issuance as cash and cash equivalents. These balances are carried at cost, which approximates fair value. The Company places its cash in high credit quality institutions and do not anticipate any losses of cash in excess of the Federal Deposit Insurance Corporation (FDIC) limits, which cover deposits up to $250,000.
Receivables and Credit Policies
Accounts receivable are stated at the amounts management expects to collect from outstanding balances and are considered to be past due if any portion of the receivable balance is outstanding for more than 30 days, or longer if contract terms specifically denote a longer payment period. Management will periodically review all receivable balances and, based on an assessment of current creditworthiness, estimate the portion, if any, of the balance that will not be collected. Balances that are still outstanding after management has used reasonable collection efforts are written off to the provision for credit losses in the current period in which amounts are determined to be uncollectible.
The Company recognizes an allowance for losses on accounts receivable in an amount equal to the current expected credit loss. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging, and management’s assessment of current conditions and reasonable and supportable expectation of future conditions, as well as an assessment of specifically identifiable customer accounts considered at risk or uncollectible. The Company assesses collectability by pooling receivables where similar characteristics exist and evaluates receivables individually when specific customer balances no longer share those risk characteristics and are considered at risk or uncollectible.
The allowance for credit losses related to receivables is insignificant to the consolidated financial statements as of December 31, 2024. Bad debt expense totaled $66,646 for the year ended December 31, 2024. Accounts receivable, net at January 1, 2024, totaled $18,847,243.
Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or retired, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the consolidated statements of income.

Exhibit 99.1
Estimated useful lives for the major categories of depreciable assets are as follows:

Machinery and equipment	2 to 10 years
Vehicles	5 years
Buildings and improvements	5 to 25 years
Office equipment	3 to 5 years
Depreciation expense related to property and equipment was $14,049,518 for the year ended December 31, 2024, and is included in both cost of revenues and operating expenses in the consolidated statement of income.
Prepaids and Other Assets
Prepaids and other assets consist of items like prepaid insurance, rent, and rig inspections.
Goodwill
Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations and is not amortized. Goodwill is evaluated for impairment at least annually, or more frequently in certain circumstances in accordance with FASB ASC 350, Goodwill and Other. Management has determined there are no impairment losses of goodwill during the year ended December 31, 2024.
Impairment of Long–lived Assets
Long-lived assets to be held and used by the Company are reviewed periodically to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the identifiable cash flows. If an impairment has occurred, the Company recognizes a loss in operations for the difference between the carrying amount and the fair value of the asset. No loss was recognized for the year ended December 31, 2024.
Accrued Expenses
Accrued expenses consist primarily of accrued payroll and self-funded health insurance costs.
Revenue Recognition
The Company’s revenue is primarily generated from various services provided to oil and gas companies exploring and producing crude oil and natural gas. Through execution of services provided, the Company recognizes revenue with continuous transfer of control to the customer. The Company’s customer typically controls the work in process as evidenced either by contractual termination clauses or by the Company’s right to payment for work performed to date plus a reasonable profit. Because control transfers over time, revenue is recognized to the extent of progress towards completion of the performance obligations. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services provided. Contract assets represent the Company’s right to consideration based on satisfied performance obligations from contracts with customers and consist solely of accrued revenues as of December 31, 2024. Contract assets totaled $836,167 and $623,422, at December 31, 2024 and January 1, 2024, respectively.
Advertising
Advertising costs are expensed as incurred. Advertising costs incurred were $404,068 for the year ended December 31, 2024, and are included in expenses in the consolidated statement of income.
Income Taxes
The Company is a pass-through entity for U.S. tax purposes. Under the existing provisions of the Internal Revenue Code, a pass-through entity is exempt from U.S. federal income tax other than tax on certain capital gains and passive income. The income or loss of a pass-through entity is passed through to the owners who include their share of the Company’s separately stated items of income, deduction, loss, and credit and their share of non-separately stated income or loss. Accordingly, no provision for U.S. federal income tax has been provided for in the accompanying consolidated financial statements since the

Exhibit 99.1
owners report their share of the Company’s taxable income or loss in their income tax return. Provisions for state taxes are based on the gross profit margin of the Company.
Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the consolidated financial statements as of December 31, 2024, or for the year then ended.
The Company did not incur any penalties or interest related to its state tax returns during the year ended December 31, 2024.
Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (IRS) assesses and collects underpayments of tax from the Company instead of from each member. The Company may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.
The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the consolidated financial statements.
At December 31 2024, the Company recognized an accrued liability for the Texas Margin Tax of $125,000.

Exhibit 99.1

Note 2 — Property and Equipment
Property and equipment consists of the following as of December 31, 2024:

Machinery and equipment	$92,242,821
Vehicles	7,205,461
Buildings and improvements	3,219,742
Land	2,186,064
Office equipment	4,203
Property and equipment	104,858,291
Less: Accumulated depreciation	(60,918,955)
Property and equipment, net	$43,939,336
Note 3 — Other Intangibles
Definite lived intangible assets consists of the following as of December 31, 2024:

Customer relationship	4,000,000
4,000,000
Accumulated amortization	(4,000,000)
Intangible assets, net	$—
Amortization expense for definite lived intangibles for the year ended December 31, 2024, was $1125,001.
Note 4 — Fair Value Measurement
GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-tier hierarchy that is used to identify assets and liabilities measured at fair value. The hierarchy focuses on the inputs used to measure fair value and requires that the lowest level input be used.
The three levels defined are as follows:
•Level 1 – Observable inputs that are based upon quoted market prices for identical assets or liabilities within active markets.
•Level 2 – Observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.
•Level 3 – Inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.
The Company’s contingent consideration was considered a Level 3 financial instrument and was measured based on expected future revenues on certain contracts. The contingent consideration balance was $0 as of December 31, 2024.
The following table presents the changes in Level 3 instruments measured on a recurring basis for the year ended December 31, 2024:

Beginning balance	$2,000,000
Payments on contingent consideration	(2,000,000)
Ending balance	$—

Exhibit 99.1
Note 5 — Leases
The Company has leases for its yards, off-site employee living quarters, office spaces, and certain equipment. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liabilities on the consolidated balance sheets. Finance leases are included in long term assets and finance lease liabilities on the consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. If the lease provides an implicit rate, the Company uses that rate for determining lease value. If an implicit rate is unavailable, the Company uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Lease expense for lease payments is recognized on a straight- line basis over the lease term.
In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all of the rights to the underlying asset through exclusivity, if it can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. This evaluation may require significant judgment.
The Company’s office lease agreements contain lease and non-lease components, which are accounted for as separate components. For these leases, there may be variability in future lease payments as the amount of non- lease component is typically revised from one period to the next. These variable lease payments are recognized in operating expenses in the period in which the obligation for those payments was incurred.
The components of lease expense during the year ended December 31, 2024 were as follows:

2024
Operating lease cost operating expenses)	$2,220,550
Finance lease cost
Amortization of right-of-use assets	2,995,043
Interest of lease liabilities	493,893
Total lease cost	$5,709,486
Other information related to leases as of December 31, 2024 is as follows:

2024
Weighted-Average Remaining Lease Term
Operating leases	6.76 years
Finance leases	2.29 years

Weighted-Average Discount Rate
Operating leases	1.37%
Finance leases	7.63%

Exhibit 99.1
Future minimum lease payments under the agreement as of December 31, 2024 are as follows:

Year Ending December 31,	Operating Lease	Finance Leases	Total
2025	$531,751	$3,672,803	$4,204,554
2026	577,660	1,625,836	2,203,496
2027	628,101	726,837	1,354,938
2028	688,837	598,923	1,287,760
2029	745,084	25,322	770,406
Thereafter	6,163,543	—	6,163,543
Total future minimum lease payments	9,334,976	6,649,721	15,984,697
Less imputed interest	(3,070,067)	(262,451)	(3,332,518)
Total	$6,264,909	$6,387,270	$12,652,179

Exhibit 99.1
Note 6 — Line of Credit
During March 2023, the Company entered into a revolving credit agreement with Mabrey Bank. The line of credit had a maximum borrowing amount of $10,000,000, subject to a borrowing base calculation, and a maturity date of December 2025. Amounts borrowed under the line of credit bear interest at the Prime Rate, and at no time would the interest rate by less than 5.5%. The interest rate was 7.7% at December 31, 2024. The line of credit is secured by all of the assets of the Company. As of December 31, 2024, the balance on the revolving credit facility totaled $5,000,000.
The line of credit agreements contain various debt covenants, including a funded debt to EBITDA ratio and tangible new worth ratio.

Exhibit 99.1
Note 7 — Notes Payable
The Company’s notes payable consists of the following as of December 31, 2024:

2024
Various notes payable to financial institutions with interest rates ranging from 6.525 to 10.5% and maturity dates ranging from September 2024 to September 2027; payments due monthly in amounts ranging from $861 to $2,261; secured by underlying assets.	$722,105
Note payable to a financial institution maturing December 20, 2029; monthly principal and interest payments of $194,967, with interest equal to Prime, which was 7.6% at December 31, 2024; secured by the assets of the Company.	12,000,000
Subordinated note payable maturing on November 6, 2025, with monthly payments of $50,000 until the date of maturity. The note is guaranteed by a member of the Company.	500,000
Less current maturities	3,048,784
Total long-term portion of notes payable	$10,173,321
Future principal maturities of notes payable are as follows as of December 31, 2024:

Year Ending December 31,	Amount
2025	$3,048,784
2026	2,561,342
2027	2,633,039
2028	2,485,904
2029	2,493,036
Total	$13,222,105
The Notes Payable Credit Arrangement contains various debt covenants, including a funded debt to EBITDA ratio and tangible net worth ratio.
Note 8 — Commitments and Contingencies
Litigation
The Company is involved in various suits and claims arising in the normal course of business. In management’s opinion, the ultimate outcome of these items will not have a material adverse effect on the Company’s consolidated results of operations or financial position.
Major Customers
Major customers are defined as those comprising more than 10% of the Company’s annual revenues. Major suppliers are defined as those comprising more than 10% of the Company’s annual expenses. For the year ended December 31, 2024, the Company had one customer representing a total of 63% of annual revenues. The Company had two customers representing a total of 78% of accounts receivable as of December 31, 2024. As of December 31, 2024, one supplier represented 12% of accounts payable.
Note 9 — Related Party Transactions
The Company enters into transactions with related parties, mainly related to purchase of equipment and working capital fundings. The Company provides services to another business under common ownership. The Company was owed from this related party $308,965 as of December 31, 2024.
In addition, the Company pays a monthly management fee to an affiliate which totaled $5,375,157 for the year ended December 31, 2024, which is included in general and administrative expenses in the consolidated statements of income.

Exhibit 99.1
In 2023, the Company received an advance from its management company that was utilized to purchase vehicles. The advance carries interest at the Prime Rate plus a margin of 0.25% payable monthly and the advance is due in September 2026. Interest was equal to 7.75% as of December 31, 2024. Amounts owed under this agreement totaled $2,304,785 at December 31, 2024. There is no formal agreement for the advance, and the Company makes payments towards the balance outstanding at its discretion.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued, January 12, 2026. In March of 2025, the agreement for the revolving line of credit was amended to increase the borrowing base to $15,000,000 and extend the maturity date to March 10, 2026. The revolving line of credit was paid in full subsequent to year end. In May of 2025, the Company paid off its advance from its management company in full. The credit agreement between the financial institution and the related party was amended to name the Company as the borrower. This loan included borrowings up to $4,500,000 with interest equal to prime. Monthly payments equal to a percentage of principal outstanding, with remaining principal and accrued interest due and payable at maturity on May 7, 2028.
On November 7, 2025, the Company entered into a Membership Interest Purchase Agreement with Ranger Energy Services, Inc. (Ranger) to sell 100% of the ownership interests of American Well Intermediate Holdings, LLC, the sole owner of 100% of the ownership interests of American Well Services, LLC. The estimated purchase price was approximately $90,500,000, subject to certain adjustments, and includes $60,500,000 million in cash, 1,998,401 shares of Ranger’s Class A Common Stock, and a $5,000,000 contingent earnout payment based on the performance of the Company during the twelve months following the acquisition date. The transaction included the transfer of substantially all assets and liabilities of the Company. Management has evaluated this subsequent event and determined that no adjustments to the accompanying financial statements are necessary as a result of this transaction.